Exhibit 11

                     OMNICARE, INC. AND SUBSIDIARY COMPANIES
                    Computation of Earnings Per Common Share
                      (in thousands, except per share data)

                                                              Three Months Ended               Nine Months Ended
                                                                September 30,                    September 30,
                                                           -------------------------       ------------------------
                                                              1998*            1997           1998*           1997
                                                            --------        --------       --------        --------
Basic Earnings
  Income from continuing operations                         $ 25,740        $ 11,396       $ 54,252        $ 37,389
  Loss from discontinued operations                                -               -              -          (2,154)
                                                            --------        --------       --------        --------
  Net income                                                $ 25,740        $ 11,396       $ 54,252        $ 35,235
                                                            ========        ========       ========        ========

Shares
  Weighted average number of common
      shares outstanding                                      89,493          86,381         88,815          85,196
                                                            ========        ========       ========        ========
Basic earnings per common share
  Income from continuing operations                           $ 0.29          $ 0.13         $ 0.61          $ 0.44
  Loss from discontinued operations                                -               -              -           (0.03)
                                                            --------        --------       --------        --------
  Net income                                                  $ 0.29          $ 0.13         $ 0.61          $ 0.41
                                                            ========        ========       ========        ========

Diluted Earnings
  Income from continuing operations                         $ 25,740        $ 11,396       $ 54,252        $ 37,389
  Loss from discontinued operations                                -               -              -          (2,154)
                                                            --------        --------       --------        --------
  Net income                                                $ 25,740        $ 11,396       $ 54,252        $ 35,235
                                                            ========        ========       ========        ========

Shares
  Weighted average number of common
      shares outstanding                                      89,493          86,381         88,815          85,196
  Additional shares assuming conversion of
      stock options and stock warrants                           561           1,055            832           1,050
                                                            --------        --------       --------        --------
  Average common shares outstanding
       as adjusted                                            90,054          87,436         89,647          86,246
                                                            ========        ========       ========        ========

Diluted earnings per common share
  Income from continuing operations                           $ 0.29          $ 0.13         $ 0.61          $ 0.43
  Loss from discontinued operations                                -               -              -           (0.02)
                                                            --------        --------       --------        --------
  Net income                                                  $ 0.29          $ 0.13         $ 0.61          $ 0.41
                                                            ========        ========       ========        ========


* The $345,000,000 of 5.0% Convertible Subordinated Notes due 2007 that are convertible into 8,712,121 shares at $39.60 per share were outstanding during the three and nine months ended September 30, 1998 but were not included in the computation of diluted EPS because the impact was anti-dilutive.